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                                                                      EXHIBIT 32

                    CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
                     AND CHIEF FINANCIAL OFFICER PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Penton Media, Inc. (the "Company"), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company's quarterly report for the quarter ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 15, 2004              /s/ David B. Nussbaum
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                                       David B. Nussbaum
                                       Chief Executive Officer

                                       /s/ Preston L. Vice
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                                       Preston L. Vice
                                       Chief Financial Officer